Exhibit 10.1

Notice of Grant of Stock Options and Option Agreement	Radiant Systems, Inc. ID: 11-2749765 770-576-6492 (off), 770-360-7473 (fax) 3925 Brookside Parkway Alpharetta, GA 30022

Employee Name 3925 Brookside Pkwy. Alpharetta, GA United States 30022	Option Number: Plan: ID:	xxxxxxx 2005

Effective 3/26/2010, you have been granted a(n) Non-Qualified Stock Option to buy xxxxxx shares of Radiant Systems, Inc. (the Company) stock at $xx.xx per share.

The total option price of the shares granted is $xxxxxxx.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
xxxxx xxxxx xxxxx	On Vest Date On Vest Date On Vest Date	x/xx/xxxx x/xx/xxxx x/xx/xxxx	x/xx/xxxx x/xx/xxxx x/xx/xxxx

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Radiant Systems, Inc.	Date

Employee Name	Date

RADIANT SYSTEMS, INC.

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

OPTION AGREEMENT RELATED TO NOTICE OF GRANT OF STOCK OPTIONS

THIS OPTION AGREEMENT is attached to and made a part of the NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT (“Notice of Grant”) related to a stock option grant as set forth in the Notice of Grant under the Radiant Systems, Inc. Amended and Restated 2005 Long-Term Incentive Plan (“Plan”), which plan is incorporated herein by reference.

1. INCORPORATION OF PLAN PROVISIONS

This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan. Unless specifically provided otherwise, all terms used in this Option Agreement shall have same meaning as in the Plan.

2. GRANT OF OPTION; OPTION PRICE; VESTING; EXPIRATION

The Notice of Grant awards an Option to the Participant and sets forth (i) the number of shares subject to the Option, (ii) the Option Price per share, (iii) the vesting schedule with respect to the Option, and (iv) the expiration date of the Option. The Notice of Grant specifies whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The Notice of Grant and this attached Option Agreement constitute the Award Agreement as described in Section 2.5 of the Plan.

3. EXERCISE OF OPTION AND PAYMENT

Any part of the Option that has vested may be exercised in whole or in part at any time before the Option expires or is terminated pursuant to the terms of the Plan. No shares will be issued or delivered until full payment of the Option Price and any required taxes has been received by the Company. The Option Price may be paid by any of the methods described in Section 3.2(B) of the Plan, summarized below and subject to Company approval where indicated below:

(i) in cash; or

(ii) by tendering shares of the Company’s common stock owned by the Participant as described in the Plan, which tender the Company may accept or reject, in its sole discretion; or

(iii) by requesting that the Company withhold such number of shares of stock then issuable upon exercise of the Option sufficient to pay the Option Price, which request the Company may accept or reject, in its sole discretion; or

(iv) by offset against compensation due or accrued to the Participant for services rendered, which offset the Company may accept or reject, in its sole discretion; or

(v) provided that a public market for the Company’s stock exists:

(a) Through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares to pay the purchase price, and the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

(b) Through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares in a margin account as security for a loan in the amount of the purchase price, and the NASD Dealer irrevocably commits to forward the purchase price directly to the Company (provided, that this form of payment shall only be permitted to be used by a Participant if it does not violate the Sarbanes Oxley Act of 2002, or any other applicable laws); or

(vi) by any combination of the foregoing; or

(vii) by such other method as may be allowed by the Compensation Committee of the Company’s Board of Directors in its discretion.

4. TERMINATION OF EMPLOYMENT

Any unvested portion of the Option will be forfeited upon termination of employment for any reason as provided in the Plan, and the Participant may exercise any vested portion of the Option until the earlier of (i) three months (one year if termination is due to death or disability) after termination, (ii) the expiration date set forth in the Notice of Grant, or (iii) expiration of seven years from the date of grant of the Option.

5. CHANGE IN CONTROL

The Option will be affected by a Change in Control Event as described in the Plan.

6. TAX WITHHOLDING

Prior to the issuance or delivery of shares, the Participant must remit to the Company funds in an amount sufficient to satisfy any federal, state and local tax withholding requirements or, if requested by the Participant and in the sole discretion of the Company, the Company may withhold from the shares to be delivered a number of shares sufficient to satisfy all or a portion of such tax withholding requirements.